Important information from Bayer AG:

This is neither an offer to purchase nor a solicitation of an offer to sell shares or American depositary shares of Schering AG. The offer has been made by Dritte BV GmbH, a wholly-owned subsidiary of Bayer AG, for all bearer shares with no par value of Schering AG (including all bearer shares with no par value represented by American depository shares). The terms and conditions of the offer, including any possible extension of the acceptance period in case of a competing offer by a third party, have been published in the offer document after the permission of the German Federal Financial Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht, BaFin) has been obtained on April 12, 2006. Dritte BV GmbH also has filed a tender offer statement with the U.S. Securities Exchange Commission (SEC) with respect to the takeover offer. Investors and holders of shares and American depositary shares of Schering AG are strongly advised to read the tender offer statement and other relevant documents regarding the takeover offer filed by Dritte BV GmbH with the SEC because they contain important information. Investors and holders of shares and American depositary shares of Schering AG will be able to receive these documents free of charge at the SEC's web site (http://www.sec.gov), or at the web site http://www.bayer.com.

This is not an offer of Bayer AG's securities for sale in the United States. No such securities have been registered under the U.S. Securities Act of 1933, as amended, and no such securities may be offered or sold in the United States absent registration or an exemption from registration. Any public offering of securities to be made in the United States must be made by means of a prospectus that contains detailed information about the issuer, its management and its financial statements.

Bayer AG has been granted exemptive relief from the provisions of Rule 14e-5 under the U.S. Securities Exchange Act of 1934, as amended, permitting it (or Dritte BV GmbH or certain of its other affiliates or financial institutions on its behalf) to make purchases of shares of Schering AG outside of the takeover offer until the end of the offer period, subject to certain conditions. Accordingly, to the extent permissible under applicable securities laws and in accordance with normal German market practice, Bayer AG, Dritte BV GmbH or its nominees or its brokers (acting as agents) may from time to time make certain purchases of, or arrangements to purchase, shares of Schering AG outside the United States, other than pursuant to the offer, before or during the period in which the offer is open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required by applicable securities laws.

The distribution of this announcement and the offer and sale of the securities described in this announcement in certain jurisdictions may be restricted by law. Any persons reading this announcement should inform themselves of and observe any such restrictions. This announcement may not be taken, distributed or transmitted, directly or indirectly, in any form in or into Italy or Canada.

This communication is directed only at persons who (i) are outside Italy, the United Kingdom, Canada or Japan or (ii) have professional experience in matters relating to investments or (iii) are persons falling within Article 49 (2)(a) to (d) ("high net worth companies, unincorporated associations etc") of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "relevant persons"). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

This announcement is not an offer of securities for sale in Germany and is not a listing prospectus according to the German Securities Prospectus Act (Wertpapierprospektgesetz) as amended, the Commission Regulation (EC) No 809/2004 of 29 April 2004 as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. Any investment decisions or advices for investment decisions should only be made or given based on a prospectus which also includes a section on risk factors.

Important information from Schering AG:

Schering Aktiengesellschaft has filed a solicitation/recommendation statement with the U.S. Securities and Exchange Commission relating to the tender offer for the ordinary shares and American depositary shares of Schering Aktiengesellschaft by Dritte BV GmbH, a wholly owned subsidiary of Bayer Aktiengesellschaft. Holders of ordinary shares and American depositary shares of Schering Aktiengesellschaft are advised to read such solicitation/recommendation statement because it contains important information. Holders of ordinary shares and American depositary shares of Schering Aktiengesellschaft may obtain such solicitation/recommendation statement, and other filed documents, free of charge at the U.S. Securities and Exchange Commission's website (http://www.sec.gov) and at Schering Aktiengesellschaft's website (http://www.schering.de).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In order to utilize the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, Schering Aktiengesellschaft (the "Company") is providing the following cautionary statement. Except for historical information, statements contained in this Current Report on Form 6-K may constitute forward-looking statements. The words "believe", "anticipate", "expect", "intend", "estimate", "plan", "assume", "will", "may", "should", "risk" and other similar expressions are predictions of or indicate future events and future trends which do not relate to historical matters but identify forward-looking statements. In addition, this annual report includes forward-looking statements relating to our potential exposure to various types of market risks, such as foreign exchange rate risk, interest rate and other risks related to financial assets and liabilities and equity price risk. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in many cases, beyond our control and may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by the forward-looking statements and from past results, performance or achievements. Certain factors that may cause such differences include but are not limited to the following:

- governmental factors, including legislative and regulatory changes;

- difficulties and uncertainties related to new product development;

- delays and uncertainties in the product approval process;

- factors affecting our ability to obtain or maintain patent or trademark protection for our key products and processes;

- factors adversely affecting the sale of our key products, including safety or efficacy concerns, increased competition from other products or manufacturing or supply disruptions;

- competitive factors, including pricing and product initiatives of our competitors;

- legal factors, including product liability or other liability claims;

- factors relating to the implementation of strategic, operational and organizational initiatives;

- human resources factors, including our ability to attract and retain qualified personnel;

- economic factors over which we have no control, including changes in inflation, interest rates and foreign currency exchange rates, and overall economic conditions particularly in areas such as Asia, Eastern Europe and Latin America;

- adverse developments in our relationships with our development, manufacturing and marketing partners;

- the impact of future investments, acquisitions and dispositions, and any delays, unexpected costs or other problems experienced in connection with such transactions, including any liabilities associated with the sale of our minority interest in Aventis
  CropScience;

- changes in environmental laws and regulations, which could cause us to incur significant costs in connection with ongoing compliance or liability for remediation; and

- other risks, uncertainties and factors inherent in our business.

These and other risks, uncertainties and factors are discussed in the Company's Form 20-F Annual Report and other filings with the Securities and Exchange Commission, including this Form 6-K. Shareholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements which speak only as to the Company's judgment as of the date hereof. Any such forward-looking statements are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information or future events or circumstances or otherwise.